Exhibit 10.6

AMENDMENT TO TRANSACTION SUPPORT AGREEMENT

This Amendment (this “Amendment”) to the Transaction Support Agreement is entered into as of March 25, 2022, by and among Tailwind Two Acquisition Corp., a Cayman Islands exempted company (“Acquiror”), Terran Orbital Corporation, a Delaware corporation (the “Company”) and BPC Lending II LLC, a Delaware limited liability company (the “Holder”) (sometimes referred to herein individually as a “Party” and collectively as the “Parties”).

WHEREAS, the Parties are parties to that certain Transaction Support Agreement (the “Transaction Support Agreement”), dated as of October 28, 2021, by and among the Parties. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Transaction Support Agreement;

WHEREAS, the Company is party to that certain Note Purchase Agreement, dated as of November 24, 2021, by and among the Company, the other Note Parties from time to time party thereto, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the purchasers from time to time party thereto (the “FP Note Purchase Agreement”), as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of March 9, 2022 ( “FP Amendment No. 1”), as further amended by that certain Amendment No. 2 to Note Purchase Agreement, dated on or about the date hereof (“FP Amendment No. 2”, and the FP Note Purchase Agreement as amended by FP Amendment No. 1 and FP Amendment No. 2, the “Amended FP Note Purchase Agreement”);

WHEREAS, pursuant to Section 13 of the Transaction Support Agreement, the Transaction Support Agreement may be amended or waived if such amendment or waiver is in writing and signed by the Holder and Acquiror; and

WHEREAS, as of the date hereof and in accordance with the terms of this Amendment, the Parties desire to, among other things, amend Schedule A attached to the Transaction Support Agreement to increase the amount of their Rolled Debt Securities and agree to subordinate their Replacement Debt Securities or Continued Notes in right of payment to the Facilities under the Amended FP Note Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Section 1. Amendment. Notwithstanding anything to the contrary in the Transaction Support Agreement, the Parties hereby agree as follows:

(a) Recitals are hereby amended by amending and restating the Recital in the third paragraph as follows:

WHEREAS, (i) on October 28, 2021, the Company received a Commitment Letter from FP Credit Partners, L.P. (“FPCP”) to the Company (as in effect on the date hereof, the “Commitment Letter”), pursuant to which FPCP committed to provide senior secured term loan credit facilities in an aggregate principal amount of up to $150,000,000 and (ii) the Company has entered into that certain Note Purchase Agreement, dated as of November 24, 2021, by and among the Company, the other Note Parties from time to time party thereto, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the purchasers from time to time party thereto (the “FP Note Purchase Agreement”, and the FP Note Purchase Agreement as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of March 9, 2022 (“FP Amendment No. 1”) and as further amended by that certain Amendment No. 2 to Note Purchase Agreement, dated as of March 25, 2022, (“FP Amendment No. 2”), the “Amended FP Note Purchase Agreement”) which constitutes definitive documentation for such senior secured term loan credit facilities in an aggregate principal amount of up to $119,000,000 (the “Facilities”), comprising senior secured notes due 2026 in an aggregate principal amount of (i) $30,000,000 issued and purchased on the Closing Date (as defined in the Amended FP Note Purchase Agreement) (such notes, the “Pre-Combination Term Loan”), (ii) $24,000,000 issued and purchased on the Amendment No. 1 Closing Date (as defined in the Amended FP Note Purchase Agreement), and (iii) $65,000,000 to be issued and purchased on the Combination Closing Date (as defined in the Amended FP Note Purchase Agreement) or on the Business Day immediately following the Combination Closing Date. Unless otherwise noted, references to the Amended FP Note Purchase Agreement shall be to the Amended FP Note Purchase Agreement as in effect on March 25, 2022.

(b) Section 2(a) is hereby amended and restated as follows:

The Holder hereby agrees and commits that, subject to and conditioned upon the occurrence of each of the Closing , the execution and delivery of FP Amendment No. 2 by all parties thereto, the satisfaction of each of the conditions set forth in Section 5.03 of the Amended FP Note Purchase Agreement (it being understood that any reference to a condition under such heading being subject to the approval, satisfaction or consent of the Required Purchasers (as defined in the Amended FP Note Purchase Agreement) shall mean the Holder’s approval, satisfaction or consent for purposes hereof), the Holder shall, at the election of the holders of a majority of the principal amount of obligations subject to the Debt Rollover, either (i) exchange, if any, the principal amount of its Debt Securities as set forth in the column titled “Principal Amount of Exchanged Debt Securities” on Schedule A hereto (the “Rolled Debt Securities”) for the same principal amount of the loans or notes under a new debt facility to be issued to the Holder or an affiliate thereof designated by the Holder (such exchange, the “Debt Exchange” and such loans or notes issued as a result of the Debt Exchange, the “Replacement Debt Securities”) or (ii) keep such Rolled Debt Securities outstanding under the existing Note Purchase Agreement subject to clause (c) below (such debt continuation, the “Note Continuation” and such Rolled Debt Securities so continued, the “Continued Notes”; the Debt Exchange and/or Note Continuation, the “Debt Rollover”); provided, that it is the intent of the Parties that the Replacement Debt Securities or Continued Notes shall have substantially similar terms (including substantially the same terms with respect to covenants) as the terms in the Amended FP Note Purchase Agreement, except that (x) the Replacement Debt Securities or Continued Notes shall not have call protection, (y) the Replacement Debt Securities or Continued Notes of the Holder shall bear cash interest at the same rate as provided for in the Amended FP Note Purchase Agreement plus an additional 2.00% per annum paid in kind and (z) the Replacement Debt Securities or Continued Notes of the Holder shall be subordinated in

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right of payment to the Facilities under the Amended FP Note Purchase Agreement (after giving effect to any issuance of Notes under and as defined in the Amended FP Note Purchase Agreement on the Combination Closing Date) on the terms and conditions set forth in a subordination agreement substantially in the form of Exhibit A hereto; provided, further, that (A) on the Pre-Combination Closing Date (as defined in the Commitment Letter as in effect on the date hereof), each of Lockheed Martin and BPC Lending II LLC (“BP”) or their designated Affiliates shall receive penny warrants which may be exercised within 30 days following the termination of the Merger Agreement for a number of shares equal to 0.25% of the Company Common Stock on the same valuation and the same terms as the warrants provided to the Commitment Parties under the Commitment Letter on the Pre-Combination Closing Date (which warrants shall terminate automatically without exercise immediately prior to the Effective Time pursuant to Section 3.03 of the Merger Agreement and the holder shall receive the Acquiror Shares and Acquiror Closing Warrants contemplated by Section 3.09 of the Merger Agreement at the Closing) and (B) on the Closing Date, (x) each of Lockheed Martin and BP shall be issued a number of Acquiror Shares and Acquiror Closing Warrants by Acquiror as contemplated by Section 3.09 of the Merger Agreement, and (y) BP shall be issued an additional 2,400,000 Acquiror Shares; provided, further, however, that such Acquiror Closing Warrants issued to Lockheed Martin and BP shall not be redeemable for cash; provided, further, that all outstanding indebtedness (other than the Rolled Debt Securities) and other monetary obligations under the Note Purchase Agreement shall be paid in full in cash on the Closing Date; provided, further, that, to the extent the purchase by the Purchasers (as defined in the Amended FP Note Purchase Agreement) of Additional Delayed Draw Senior Secured Notes (as defined in the Amended FP Note Purchase Agreement) shall not occur on the Combination Closing Date (as defined in the Amended FP Note Purchase Agreement) or on the Business Day immediately following the Combination Closing Date, it shall constitute an event of default under the Replacement Debt Securities or the Continued Notes, as applicable. Section 2(c) is hereby amended to replace “. . . subject to and conditioned upon, the occurrence of each of the Closing Date and the Combination Closing Date (as defined in the Commitment Letter as in effect on the date hereof)” to “ . . . subject to and conditioned upon the occurrence of the Combination Closing Date (as defined in the Amended FP Note Purchase Agreement)”.

(c) Schedule A attached to the Transaction Support Agreement is hereby amended and restated by replacing Schedule A attached to the Transaction Support Agreement with Schedule A attached hereto.

(d) The Transaction Support Agreement is hereby amended to add a new Exhibit A in the form of Exhibit A attached hereto.

Section 2. Representations and Warranties of the Holder. The Holder represents and warrants to Acquiror and the Company as follows:

(a) The Holder confirms that it is the record and beneficial owner of the Debt Securities of the Company issued pursuant to the Note Purchase Agreement as set forth in Schedule A attached hereto.

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(b) The Holder agree and acknowledge that the amendments herein and the transactions contemplated by this Amendment shall not constitute a breach or default by the Company of any of the terms of the Note Purchase Agreement.

Section 3. Consent to FP Amendment No. 2. The Holder in its capacity as a Purchaser to the Note Purchase Agreement, together with its successors and permitted assigns, hereby consent to FP Amendment No. 2, which amends, among other things, certain provisions related to the funding by the Commitment Parties (as defined in the Commitment Letter) of the Combination Term Loan, and confirms that FP Amendment No. 2 is in form and substance reasonably satisfactory to the Holder.

Section 4. Entire Agreement. The Transaction Support Agreement, as amended by this Amendment, the Merger Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

Section 5. Effect of Amendment; No Other Changes. Except as specifically modified hereby, all other terms of the Transaction Support Agreement, and all rights and obligations of the Parties thereunder, shall remain unchanged and in full force and effect.

Section 6. Miscellaneous. Section 1.02 (Construction), Section 11.06 (Governing Law), Section 11.07 (Captions; Counterparts), Section 11.11 (Severability), Section 11.12 (Jurisdiction; Waiver of Trial by Jury), and Section 11.15 (Non-Survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Amendment, mutatis mutandis.

Section 7. Tax Matters. Within sixty (60) days following Closing, Holder shall notify the Acquiror in writing of the intended U.S. federal (and applicable state and local) income tax treatment (the “Intended Tax Treatment”) of the Debt Rollover and the issuance of the Acquiror Shares, Acquiror Closing Warrants and any other securities issued to Holder pursuant to Section 1(b) hereof (the “Transactions”) (as determined by Holder). Provided that (i) there is a reasonable basis for the Intended Tax Treatment, (ii) there would not be a material adverse impact to the Acquiror as a result of treating the Transactions in accordance with the Intended Tax Treatment, and (iii) the Acquiror’s regular tax return preparers believe that the Intended Tax Treatment can be legally taken on the Acquiror’s tax returns (with or without disclosure), the parties agree to treat the Transactions in accordance with the Intended Tax Treatment, for all tax reporting purposes and to not take any position inconsistent therewith during the course of any audit or other proceeding, unless required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (or similar applicable law).

Section 8. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering

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an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Authorized Representative, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Page Left Intentionally Blank. Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above written.

TAILWIND TWO ACQUISITION CORP.

By:	/s/ Chris Hollod
Name: Chris Hollod
Title: Co-Chief Executive Officer

[Signature Page to Amendment to Transaction Support Agreement (BP)]

TERRAN ORBITAL CORPORATION

By:	/s/ Marc Bell
Name: Marc Bell
Title: President

[Signature Page to Amendment to Transaction Support Agreement (BP)]

BPC LENDING II LLC

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Executive Managing Director

[Signature Page to Amendment to Transaction Support Agreement (BP)]

SCHEDULE A

Securities

Holder	Outstanding Principal Amount of Debt Securities[1]	Principal Amount of Exchanged Debt Securities
BPC Lending II LLC	$36,256,675	$31,256,675	[2]

[1]	Outstanding as of March 25, 2022.
[2]	Outstanding amount as of March 25, 2022 less $5,000,000 PIPE investment.

Exhibit A

Subordination Agreement

[See attached]